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                                                                   EXHIBIT 10.10

                                MSU CORPORATION

                        DIRECTOR STOCK OPTION AGREEMENT


CERTIFICATE NO.:                 D-1

NAME OF OPTIONEE:                W.D. Snowdon

NUMBER OF OPTION SHARES:         One Hundred Thousand (100,000)

OPTION PRICE PER SHARE:          $5.00 (equal to 80% of current fair market
                                 value)

DATE OF GRANT:                   June 7, 1996

EXPIRATION DATE:                 Close of business on the business day next
                                 preceding the 5th anniversary of the Date of Grant.



         THIS STOCK OPTION AGREEMENT is granted on the above date (the "Date of Grant") by MSU Corporation, a Florida corporation (the "Company"), to the person named above (the "Optionee"), upon the following terms and conditions.

         1. GRANT OF OPTION. The Company grants to the Optionee an option to purchase, on the terms and conditions hereinafter set forth, the number of shares specified above (the "Option Shares") of the Company's Common Stock, par value $0.01 per share, at the option price per share specified above.

         2. PERIOD OF OPTION. This Option will expire at the close of business on the Expiration Date.

         3. EXERCISE. Subject to the other provisions of this Option, the Optionee's right to exercise this Option shall accrue upon the first anniversary of the Date of Grant.

         4. CERTAIN LIMITATIONS ON EXERCISE. No fractional shares may be purchased hereunder.

         5. DIRECTOR STATUS NOT REQUIRED. In the event Optionee ceases to serve as a Director of the Company, this Option shall remain exercisable until the Expiration Date.

         6. METHOD OF EXERCISE OF OPTION. During the term of this option, Optionee may exercise his option, from time to time, to the extent then exercisable, by written notice directed to the Company at its principal place of business. Such written notice shall specify the number of Option Shares he is purchasing pursuant to this Agreement and the method of payment for such shares, and shall be accompanied by the original of this Agreement so that an appropriate endorsement can be made hereto to reflect the Option Shares so purchased and to reduce


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accordingly the number of Option Shares thereafter to be subject to the terms hereof. The Option Price for the number of Option Shares being purchased shall be payable as follows: (a) in cash, (b) by delivery of certificates representing shares of Common Stock having an equivalent fair market value or by arranging with the Company and Optionee's broker to deliver the appropriate Option Price from the concurrent market sale of the acquired shares, or (c) a combination of any of the foregoing. Upon receipt of such written notice, the original hereof, and full payment of the Option Price for the number of Option Shares being purchased, the Company shall make delivery of a certificate representing the number of such shares purchased as promptly as possible thereafter, provided that, if any law or regulation requires the Company to take any action with respect to such shares specified in such notice before the issuance thereof, then the sale, issuance and delivery of such shares shall be deferred for the period necessary to take such action.

         7. NON-TRANSFERABILITY OF OPTION. This Option shall not be transferable by the Optionee otherwise than by Will or the laws of descent and distribution, and it shall be exercisable, during the lifetime of the Optionee, only by him.

         8. SERVICE AS DIRECTOR. This Option confers no right upon the Optionee with respect to his continuation as a director of the Company.

         9. ADJUSTMENT UPON THE OCCURRENCE OF CERTAIN EVENTS. The number of shares subject to this Option and the exercise price per share are subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalizations or similar events which would change the capital structure of the Company. No adjustment, however, shall result in or entitle the Optionee to the issuance of fractional shares.

         10. NOTICES, ETC. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's office at Elder House, 526-528 Elder Gate, Central Milton Keynes, MK9 1LR, United Kingdom, or at such other address as the Company may designate by notice to the Optionee. Any notice or other communication to the Optionee hereunder shall be in writing and any communication and any delivery to the Optionee hereunder shall be deemed duly given or made if mailed, delivered or made to the Optionee at such address as the Optionee may have on file with the Company or in care of the Company at its principal office in Central Milton Keynes, United Kingdom.

         11. CONSTRUCTION. The construction of this Option is vested in the Board of Directors of the Company or a Compensation and Stock Option Committee of the Company, if and once established and if the Board shall have delegated such responsibility to such Committee, whose construction shall be final and conclusive.

         12. RESTRICTIONS ON TRANSFER. Optionee agrees, by acceptance of this Option, that, upon issuance of any shares hereunder, that, unless such shares are then registered under applicable federal and state securities laws,
(i) acquisition of such shares will be for investment and not with a view to the distribution thereof, and (ii) the Company may require an investment letter from Optionee in such form as may be recommended by Company counsel.





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         IN WITNESS WHEREOF, the Company has caused this Option to be executed by its proper corporate officers thereunto duly authorized.

                                                     MSU CORPORATION


                                                     BY:  /S/ KEITH HALL
                                                         ----------------------
                                                          KEITH HALL, PRESIDENT

ATTEST:


/S/ WYNFORD PETER HOLLOWAY
--------------------------
WYNFORD PETER HOLLOWAY,
CHIEF EXECUTIVE OFFICER



ACCEPTED AND AGREED TO:


/S/ W.D. SNOWDON
--------------------------
OPTIONEE





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